SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date Of Report (Date of earliest event reported): November 4, 2003

K2 INC.

(Exact name of the registrant as specified in its charter)

Delaware	1-4290	95-2077125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2051 PALOMAR AIRPORT ROAD, CARLSBAD, CA	92009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 494-1000

N/A

(Former name or former address, if changed since last report)

Item 5.	Other Events.

On November 4, 2003, K2 Inc. (the “Company”) announced that it has commenced, pursuant to the Agreement and Plan of Merger and Reorganization, dated as of October 22, 2003, by and among the Company, Brass Eagle Inc. (“Brass Eagle”) and Cabe Acquisition Sub, Inc., an exchange offer to purchase all of the outstanding shares of Brass Eagle common stock.

The information contained in the Company’s press release announcing the commencement of the exchange offer, dated November 4, 2003, is filed as an exhibit to this Current Report on Form 8-K.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.    The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated November 4, 2003, announcing the commencement of an exchange offer to purchase all of the outstanding shares of Brass Eagle common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 4, 2003	K2 INC.

		By:	/s/ JOHN J. RANGEL
John J. Rangel Senior Vice President and Chief Financial Officer

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